AGREEMENT AND PLAN OF MERGER


                                  By and Among


                             GRC INTERNATIONAL, INC.


                                       and


                             MAC MERGER CORPORATION


                                       and


                     MANAGEMENT CONSULTING & RESEARCH, INC.


                                       and


                       THE MAJOR STOCKHOLDER LISTED HEREIN




                                 August 5, 1999
                                        i
                                TABLE OF CONTENTS


                                    ARTICLE I
                                   The Merger

Section 1.1                The Merger.........................................................................    2
Section 1.2                Closing; Closing Date; Effective Time..............................................    2
Section 1.3                Effect of the Merger...............................................................    2
Section 1.4                Articles of Incorporation; Bylaws..................................................    2
Section 1.5                Directors and Officers.............................................................    2
Section 1.6                Supplementary Action...............................................................    3

                                   ARTICLE II
                           Conversion of Securities; Exchange of Certificates

Section 2.1                Merger Consideration; Conversion and Cancellation of Securities....................    3
Section 2.2                Exchange and Surrender of Certificates and Options.................................    5
Section 2.3                Dissenter's Rights.................................................................    7

                                   ARTICLE III
                           Representations and Warranties of the Company

Section 3.1                Organization and Qualification.....................................................    8
Section 3.2                Charter, Bylaws and Other Records..................................................    8
Section 3.3                Capitalization.....................................................................    8
Section 3.4                Authority..........................................................................    9
Section 3.5                No Conflict; Required Filings and Consents.........................................   10
Section 3.6                Permits; Compliance................................................................   11
Section 3.7                Financial Statements; Absence of Undisclosed Liabilities...........................   11
Section 3.8                Absence of Certain Changes or Events...............................................   12
Section 3.9                Absence of Litigation..............................................................   12
Section 3.10               Employee Benefit Plans; Labor Matters..............................................   12
Section 3.11               Taxes..............................................................................   15
Section 3.12               Certain Business Practices.........................................................   17
Section 3.13               Environmental Matters..............................................................   17
Section 3.14               Vote Required......................................................................   18
Section 3.15               Brokers............................................................................   19
Section 3.16               Insurance..........................................................................   19
Section 3.17               Properties.........................................................................   19
Section 3.18               Certain Material Contracts.........................................................   20
Section 3.19               Competing Interests................................................................   20
Section 3.20               Intellectual Property Rights.......................................................   20
Section 3.21               ESOP...............................................................................   21
Section 3.22               Government Contracts...............................................................   21
Section 3.23               Fairness Opinion...................................................................   22
Section 3.24               Fiduciary Duty.....................................................................   22
Section 3.25               Year 2000 Compliance...............................................................   23
Section 3.26               No Misrepresentation...............................................................   23

                                   ARTICLE IV
             Representations and Warranties of the Major Stockholder

Section 4.1                Ownership of Stock.................................................................   23
Section 4.2                Valid and Binding Agreements.......................................................   24
Section 4.3                Consents and Approvals.............................................................   24
Section 4.4                Investment Representations.........................................................   24
Section 4.5                No Misrepresentations..............................................................   24

                                    ARTICLE V
               Representations and Warranties of Parent Companies

Section 5.1                Organization and Qualification.....................................................   24
Section 5.2                Charter and Bylaws.................................................................   25
Section 5.3                Authority..........................................................................   25
Section 5.4                No Conflict; Required Filings and Consents.........................................   25
Section 5.5                Litigation.........................................................................   26
Section 5.6                SEC Filings........................................................................   26
Section 5.7                Absence of Material Adverse Change.................................................   26
Section 5.8                Parent Shares......................................................................   26
Section 5.9                No Misrepresentations..............................................................   26

                                   ARTICLE VI
                                    Covenants

Section 6.1                Certain Affirmative Covenants of the Company.......................................   26
Section 6.2                Certain Negative Covenants of the Company..........................................   27
Section 6.3                Additional Covenants...............................................................   30
Section 6.4                Access and Information.............................................................   32
Section 6.5                Public Announcements...............................................................   33

                                   ARTICLE VII
                               Closing Conditions

Section 7.1                Conditions to Obligations of Each Party Under This Agreement.......................   33
Section 7.2                Additional Conditions to Obligations of the Parent Companies.......................   33
Section 7.3                Additional Conditions to Obligations of the Company................................   35

                                  ARTICLE VIII
                        Termination, Amendment and Waiver

Section 8.1                Termination........................................................................   36


Section 8.2                Effect of Termination..............................................................   37
Section 8.3                Amendment..........................................................................   37
Section 8.4                Waiver.............................................................................   37
Section 8.5                Fees, Expenses and Other Payments..................................................   38

                                   ARTICLE IX
                               General Provisions

Section 9.1                Effectiveness of Representations, Warranties and Agreements........................   39
Section 9.2                Notices............................................................................   39
Section 9.3                Certain Definitions................................................................   40
Section 9.4                Headings...........................................................................   44
Section 9.5                Severability.......................................................................   44
Section 9.6                Entire Agreement...................................................................   44
Section 9.7                Assignment.........................................................................   45
Section 9.8                Parties in Interest................................................................   45
Section 9.9                Specific Performance...............................................................   45
Section 9.10               Failure or Indulgence Not Waiver; Remedies Cumulative..............................   45
Section 9.11               Governing Law......................................................................   45
Section 9.12               Settlement of Disputes.............................................................   45
Section 9.13               Counterparts.......................................................................   45
Section 9.14               Irrevocable Proxy..................................................................   46

EXHIBITS

Exhibit A.........Stockholders List
Exhibit B.........Option Holders List
Exhibit C.........Noncompetition Agreement
Exhibit D.........Irrevocable Proxy
Exhibit  E.........Opinion  of Company Legal Counsel  Exhibit  F.........Initial
Officers of Surviving Corporation Exhibit G.........Opinion of Legal Counsel for
Parent  Companies  Exhibit   H.........Form  of  Employment   Agreement  Exhibit
I.........Indemnification   Agreement   Exhibit   J.........Agreements   to   be
Terminated

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of August 5, 1999 (this "Agreement"), is by and among GRC International, Inc., a Delaware corporation ("Parent"), MAC Merger Corporation, a Virginia corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Management Consulting & Research, Inc., a Virginia corporation (the "Company") and the major stockholder of the Company listed on Exhibit A (the "Major Stockholder"). Parent and Merger Sub are sometimes referred to herein as the "Parent Companies."

         WHEREAS, the Company, upon the terms and subject to the conditions of this Agreement and in accordance with the Virginia Stock Corporation Act ("VSCA"), will merge with and into Merger Sub (the "Merger"), and pursuant thereto, (i) the issued and outstanding shares of common stock, $.0015 par value, of the Company (the "Company Common Stock") not owned directly or indirectly by the Company or the Parent Companies or their respective subsidiaries will be converted into the right to receive consideration and (ii) options to acquire shares of Company Common Stock will be surrendered, canceled and exchanged for consideration or converted into the right to receive consideration (together, the consideration for outstanding shares and for the options is sometimes referred to herein as the "Merger Consideration") as set forth herein;

         WHEREAS, the Board of Directors of the Company has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby;

         WHEREAS, the Board of Directors of Parent has determined that the Merger is fair to, and in the best interests of, Parent and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby;

         WHEREAS, the Board of Directors of Merger Sub has approved and adopted this Agreement and Parent, as the sole stockholder of Merger Sub, will adopt this Agreement promptly after the execution hereof by the parties hereto;

         WHEREAS, Exhibit A to this Agreement is a list of the owners of the Company Common Stock and Exhibit B to this Agreement is a list of the holders of options to acquire Company Common Stock;

         NOW,  THEREFORE,  in  consideration of the foregoing and the respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with VSCA, at the Effective Time (as defined in Section 1.2 of this Agreement), the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Certain terms used in this Agreement are defined in Section 9.3 hereof.

Section 1.2 Closing; Closing Date; Effective Time. Unless this Agreement shall have been terminated pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dickstein Shapiro Morin & Oshinsky LLP, 2101 L Street, N.W., Washington, DC as soon as practicable (but in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VII, or at such other date, time and place as Parent and the Company may agree; provided, that the conditions set forth in
Article VII shall have been satisfied or waived at or prior to such time. The date on which the Closing takes place is referred to herein as the "Closing Date." As promptly as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the State Corporation Commission of the Commonwealth of Virginia, in such form as required by, and executed in accordance with the relevant provisions of, VSCA (the date and time of such filing, or such later date or time agreed upon by Parent and the Company and set forth therein, being the "Effective Time").

Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of VSCA.

Section 1.4 Articles of Incorporation; Bylaws. At the Effective Time, the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time (other than as amended to provide for the name Management Consulting & Research, Inc.), shall be the articles of incorporation of the Surviving Corporation and thereafter shall continue to be its articles of incorporation until amended as provided therein and pursuant to VSCA. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to VSCA.

Section 1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation. The initial officers of the Surviving Corporation shall be as set forth on Exhibit F, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. In connection with the Merger, at the Effective Time or immediately thereafter, Parent shall take such action as may be necessary or appropriate to cause Gerald R. McNichols to be a director of Parent immediately after the Effective Time, to hold office in accordance with the charter and bylaws of Parent until his successor is duly elected or appointed and qualified.

Section 1.6 Supplementary Action. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either of the constituent corporations, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the respective constituent corporations, in the name of and on behalf of the appropriate constituent corporation, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise carry out the purposes and provisions of this Agreement.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 2.1 Merger Consideration; Conversion and Cancellation of Securities. The entire Merger Consideration payable with respect to all shares of capital stock of the Company issued and outstanding at the Effective Time and all securities convertible into or exercisable or exchangeable for shares of capital stock of the Company shall be payable as provided below. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent Companies, the Company or their respective stockholders:

         (a) Subject to the other provisions of this Article II, the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Section
     2.l(b) of this Agreement) and the options to acquire the Company Common Stock outstanding immediately prior to the Closing shall be converted into the right to receive the Merger Consideration as follows:

             (i) with respect to an aggregate 1,563,569 of the issued and outstanding shares of Company Common Stock held by the Major Stockholder as of the Effective Time, the right to receive an aggregate 2,000,000 shares of the Parent Common Stock;

             (ii) with respect to each of the rest of the issued and outstanding shares of the Company Common Stock held by Company stockholders (including the Major Stockholder) as of the Effective Time other than the shares of Company Common Stock described in clause (i) of this
         Section 2.1(a), the right to receive an amount in cash equal to the Per Share Amount;

             (iii) with respect to each of the Company Stock Options outstanding immediately prior to the Effective Time for which an Option
         Cancellation Agreement has been received, the right to receive an amount of cash (subject to any applicable withholding tax and conditional upon cancellation of such options), equal to the product of
         (A) the Per Share Amount minus the exercise price per share of such Company Stock Option times (B) the number of shares of Company Common Stock covered by such Company Stock Option; and

             (iv) with respect to the rest of the Company Stock Options outstanding immediately prior to the Effective Time for which an Option Cancellation Agreement has not been received, each such Company Stock Option shall be converted into and become an option to purchase a number of shares of Parent Common Stock equal to (A) the number of shares of Company Common Stock covered by such Company Stock Option times the Per Share Amount, divided by (B) $8.225. The aggregate exercise price for all shares of Parent Company Stock covered by each such converted Company Stock Option shall be equal to the aggregate exercise price of such Company Stock Option prior to the Effective Time (adjustment being made hereby to the exercise price per share of Parent Common Stock covered by such converted Company Stock Option); the converted Company Stock Option shall be a nonqualified stock option; and the vesting provisions of the Converted Company Stock Option, shall continue unchanged from and after the Effective Time.

         (b) Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         (c) All shares of the Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate previously evidencing the Converted Shares shall thereafter represent the right to receive that amount of cash and/or number of shares of Parent Common Stock determined pursuant to Section 2.1(a) of this Agreement. The holders of certificates previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Such certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing cash and whole shares of Parent Common Stock upon the surrender of such Certificates in accordance with the provisions of Section 2.2 of this Agreement, without interest. No fractional shares of Parent Common Stock shall be issued in connection with the Merger. All Company Stock Options outstanding immediately prior to the Effective Time for which Option Cancellation Agreements have been received shall be canceled and become the right to receive the amount of cash determined pursuant to Section 2.1(a)(iii) of this Agreement. The holders of such Company Stock Options will receive cash (subject to any applicable withholding tax) upon surrender of their Company Stock Options at or after the Closing Date as provided in Section 2.2(a) of this Agreement and the applicable Option Cancellation Agreement. All Company Stock Options outstanding immediately prior to the Effective Time for which Option Cancellation Agreements have not been received shall automatically be converted, and become as of the Effective Time, options to purchase shares of Parent Common Stock as provided in Section 2.1(a)(iv) of this

     Agreement. The holders of such Company Stock Options will be entitled to receive amended or revised or replacement option agreements setting forth the terms of the converted Company Stock Options on or after the Closing Date as provided in Section 2.2(a) of this Agreement.


(d) Each share of common stock, par value $0.10 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged as one share of common stock, par value $0.10 per share, of the Surviving Corporation.

Section 2.2       Exchange and Surrender of Certificates and Options.

         (a) As soon as practicable after the Effective Time, each holder of a certificate previously evidencing Converted Shares shall be entitled, upon surrender thereof to Parent or its transfer or exchange agent (as specified in the letter of transmittal described in Section 2.2 (c)), to receive in exchange therefor a certificate or certificates representing the number of whole shares of Parent Common Stock into which the Converted Shares so surrendered shall have been converted as aforesaid, in such denominations and registered in such names as such holder may request, and the amounts of cash Merger Consideration determined pursuant to Section 2.1(a). Until so surrendered and exchanged, each certificate previously evidencing Converted Shares shall represent solely the right to receive Parent Common Stock, and the amounts of cash Merger Consideration determined pursuant to Section 2.1(a). Unless and until any such certificates shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of record of Parent Common Stock as of any time on or after the Effective Time shall be paid to the holders of such certificates previously evidencing Converted Shares; provided, however, that, upon any such surrender and exchange of such certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor (i) the amount, without interest thereon, of dividends and other distributions, if any, with a record date on or after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock. Notwithstanding the foregoing, no party hereto (or Parent transfer agent) shall be liable to any former holder of Converted Shares for any cash, Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar law. At or after the Closing Date, holders of Company Stock Options with respect to which Option Cancellation Agreements have been received shall receive the cash provided for in
     Section 2.1(a)(iii) of this Agreement upon surrender and cancellation of such Company Stock Options. At or after the Closing Date, holders of Company Stock Options which have been converted into options to purchase Parent Common Stock shall be entitled to receive amended or revised or replacement option agreements setting forth the terms of the converted Company Stock Options in accordance with Section 2.1(a)(iv).


         (b)  All  shares  of  Parent   Common  Stock  issued  and  cash  Merger
     Consideration paid upon the surrender for exchange of certificates previously representing Converted Shares in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Converted Shares. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Common Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates which previously evidenced Converted Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this
     Article II.

         (c) As promptly as practicable after the Effective Time, Parent will send or cause to be sent to each record holder of Company Common Stock at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering certificates as contemplated hereby to the extent such certificates have not already been surrendered.

         (d) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof (i) that the certificate so surrendered shall be properly endorsed, with signatures guaranteed, and otherwise in proper form for transfer, (ii) that it is established to Parent's reasonable satisfaction that such transfer otherwise be proper, and (iii) that the person requesting such exchange shall have paid to Parent or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or its transfer agent that such tax has been paid or is not payable. Appropriate procedures shall be implemented to deal with lost stock certificates.

         (e) Parent Common Stock issued in connection with the Merger will not be transferred unless such transfer has been registered under the Securities Act, and applicable securities laws of other jurisdictions, or an exemption from registration is available and evidence of such registration or exemption reasonably satisfactory to Parent is furnished to Parent. Shares of Parent Stock issued in connection with the Merger shall be subject to stop transfer instructions and shall be inscribed with the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND, IF GRC INTERNATIONAL, INC. ("GRC") REQUESTS, AN OPINION SATISFACTORY TO GRC TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL."

         (f) All payments of cash Merger Consideration hereunder shall be made by Parent or its transfer or exchange agent by mailing checks to the recipient or (provided the amount payable to such recipient is at least $20,000) depositing, by bank wire transfer, the required amount (in immediately available funds) in an account of the recipient, which account shall be designated by the recipient at least three (3) business days prior the date of the required payment.

         (g) Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares or to the former holder of Company Stock Options such amounts as Parent (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares or to the former holder of options in respect of which such deduction and withholding was made by Parent.

Section 2.3 Dissenter's Rights. Notwithstanding anything in this Agreement to the contrary, each share of Company Common Stock that is outstanding immediately prior to the Effective Time and is held by stockholders who shall not have voted such shares in favor of adoption of the Merger and who shall have delivered to the Company a written demand for payment for such shares in the manner provided in Article 15 of the VSCA ("Dissenting Stock") shall not be converted into the right to receive the consideration as provided in Section 2.1(a) of this Agreement, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with the provisions of such Article 15. The amount of the Merger Consideration shall be reduced by the amount of cash which would otherwise be payable to holders of Dissenting Stock pursuant to Section 2.1(a); provided, however, that (i) if any holder of Dissenting Stock shall subsequently deliver a written withdrawal of his demand for payment of such Dissenting Stock (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time), or
(ii) if any holder fails to establish his entitlement to dissenter's rights as provided in such Article 15, such holder or holders (as the case may be) shall forfeit the right to payment for such Dissenting Stock and such Dissenting Stock shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the amount of consideration otherwise payable to such holder or holders pursuant to Section 2.1(a) of this Agreement. The Company shall give the Parent Companies (i) prompt notice of any written notices of intent to demand payment, demands for payment, withdrawals of demands for payment and any other instruments served pursuant to the VSCA received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment under the VSCA. The Company will not voluntarily make any payment with respect to any demands for payment and will not, except with the prior written consent of the Parent's Companies, settle or offer to settle any demand.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Parent Companies, and the Parent Companies in agreeing to consummate the transactions contemplated by this Agreement have relied upon such representation and warranties, that:

Section 3.1 Organization and Qualification. Except as set forth in Schedule 3.1 of the Company Disclosure Schedule, each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, could reasonably be expected to be materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.
Schedule 3.1 of the disclosure schedule delivered to Parent by the Company on the date hereof (the "Company Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company. Neither the Company nor any of its subsidiaries owns an equity interest in any other partnership or joint venture arrangement or other business entity.

Section 3.2 Charter, Bylaws and Other Records. The Company has heretofore furnished to Parent complete and correct copies of the charter and the bylaws or the equivalent organizational documents, in each case as amended or restated, of the Company and each of its subsidiaries as well as minute books, stock certificate books and stock record books of the Company and each of its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its charter or bylaws (or equivalent organizational documents).

Section 3.3       Capitalization.

         (a) The authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock, of which as of the date hereof and as of the Effective Time: (i) 2,498,000 shares were issued and outstanding, (ii) 2,000 shares were held in treasury by the Company, and (iii) 2,000,000 shares were reserved for future issuance pursuant to the outstanding stock options as shown on Exhibit B ("Company Stock Options"). Except as described in this Section 3.3 or in Schedule 3.3(a) of the Company Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of the Company are reserved for any purpose. Each of the outstanding shares of capital stock of, or other equity interests in, each of the Company and its subsidiaries is duly authorized, validly issued, and, in the case of shares of capital stock fully paid and nonassessable, and has not been issued or transferred in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in such entities subject to) any preemptive or similar rights created by statute, the charter or bylaws (or the equivalent organizational documents) of the Company or any of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is a party or bound, and such outstanding shares or other equity interests owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiary's voting rights, charges or other encumbrances of any nature whatsoever.

         (b) Except as set forth in Section 3.3(a) above or in Schedule 3.3(b)(i) to the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue or sell any shares of the capital stock of the Company or any of its subsidiaries, by sale, lease, license or otherwise. Except as set forth in Schedule 3.3(b)(ii) to the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to (A) repurchase, redeem or otherwise acquire any shares of the Company Common Stock or other capital stock of the Company, or the capital stock or other equity interests of any subsidiary of the Company; or (B) (other than advances to subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other person. Neither the Company nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for the capital stock of any corporation, partnership, joint venture or other business association or entity (other than the subsidiaries of the Company set forth in Schedule 3.1 of the Company Disclosure Schedule). Except as set forth in Schedule 3.3(b)(iv) of the Company Disclosure Schedule and except for any agreements, arrangements or commitments between the Company and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any of its subsidiaries. Except as set forth in Schedule 3.3(b)(v) of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its subsidiaries.

         (c) The Company has delivered to Parent complete and correct copies of each of the Company Stock Options or a copy of the form thereof and the Company's Omnibus Stock Plan. Schedule 3.3(c) to the Company Disclosure Schedule sets forth a complete and correct list of all outstanding Company Stock Options setting forth as of the date hereof (i) the number and type of Company Stock Options outstanding, (ii) the exercise price of each outstanding Company Stock Option, (iii) the number of Company Stock Options exercisable, and (iv) assuming no amendment or waiver of the terms thereof, the number of Company Stock Options which will become exercisable on account of the Merger or any other transaction contemplated hereby.

Section 3.4 Authority. The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by the stockholders of the Company as described in
Section 3.14 hereof). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by the stockholders of the Company as described in Section 3.14 hereof). This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 3.5       No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not
     (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (individually, "Law" and collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or subject or (iii) except as described in Schedule 3.5(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective properties is bound or subject, except in the case of clauses
     (ii) and (iii) above where such conflict, violation, breach, default, right, requirement, lien, or encumbrance could not be reasonably expected to have a Company Material Adverse Effect. The Board of Directors of the Company has taken all actions necessary under VSCA, including approving the transactions contemplated by this Agreement and taking appropriate actions under any stockholder protection laws applicable to the Company or any of its subsidiaries, to ensure that restrictions on business combinations or the owning or voting of the capital stock of the Company or any of its subsidiaries do not, and will not apply with respect or as a result of the transactions contemplated by this Agreement.

         (b) The execution and delivery of this Agreement by the Company does not, and consummation of the transactions contemplated hereby will not, require the Company to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except for applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger documents as required by VSCA.

Section 3.6 Permits; Compliance. Each of the Company and its subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law applicable to the Company or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (b) any of the Company Permits. Neither the Company nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible material conflicts, defaults or violations of Laws which has not been fully resolved.

Section 3.7       Financial Statements; Absence of Undisclosed Liabilities.

         (a) Attached as Schedule 3.7(a) of the Company Disclosure Schedule are true and complete copies of (a) the unaudited consolidated balance sheet of the Company and its subsidiaries (the "Latest Balance Sheet") as of June 30, 1999 (the "Latest Balance Sheet Date") and the related unaudited consolidated statements of operations for the four (4) months then ended, and (b) the audited consolidated balance sheets of the Company and its subsidiaries as of February 29, 1996 and February 28, 1997, 1998 and 1999 and the related audited statements of operations and cash flow for the twelve (12) months each then ended (collectively, the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial condition and stockholders' equity of the Company and its subsidiaries at the dates specified and the results of its operations and cash flows of the Company and its subsidiaries for the periods specified and the audited Financial Statements have been prepared in accordance with GAAP, consistently applied with the Company's past practices, and the unaudited Financial Statements have been prepared in accordance with, except as set forth in Schedule 3.7(a) of the Company
     Disclosure Schedule, GAAP consistently applied with the Company's past practices, subject in the case of the unaudited statements to changes resulting from normal period-end adjustments for recurring accruals (which will not be material individually or in the aggregate) and to the absence of footnote disclosure and other presentation items. The Financial Statements do not contain any items of a special or nonrecurring nature, except as expressly stated therein. The Financial Statements have been prepared from the books and records of the Company and its subsidiaries, which accurately and fairly reflect, in all material respects, all the transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by the Company and its subsidiaries.

         (b) Neither the Company nor any of its subsidiaries have any direct or indirect debts, obligations or liabilities of any nature, whether absolute, accrued, contingent, liquidated or otherwise, and whether due or to become due, asserted or unasserted, known or unknown (collectively, "Liabilities"), except for (i) Liabilities specifically identified in the Latest Balance Sheet and (ii) obligations incurred in the ordinary course of business after the Latest Balance Sheet Date.

Section  3.8  Absence of  Certain  Changes or  Events.  Except as  disclosed  in
Schedule 3.8 of the Company Disclosure Schedule, since February 28, 1999, there has not been: (a) any material adverse change in the condition (financial or otherwise), results of operations, business, prospects, assets or Liabilities of the Company and its subsidiaries or with respect to the manner in which the Company and its subsidiaries conduct business or operations; (b) any declaration, setting aside or payment (including without limitation any dividend or other distribution or repayment of indebtedness) to any stockholder, other than payment of compensation to employees, directors or consultants of the Company or its subsidiaries in the ordinary course of business and consistent with past practices; (c) any breach or default (or event that with notice or lapse of time would constitute a breach or default), termination or threatened termination under any Material Contract (as defined in Section 3.18(a)); (d) any material theft, damage, destruction, casualty loss, condemnation or eminent domain proceeding affecting any of the assets of the Company or its Subsidiaries, whether or not covered by insurance; (e) any sale, assignment or transfer of any of the assets of the Company or its subsidiaries, except in the ordinary course of business and consistent with past practices; (f) any waiver by the Company or its subsidiaries of any material rights related to the Company's business, operations or assets; (g) any other material transaction, agreement or commitment entered into by the Company or its subsidiaries affecting the business of the Company or its subsidiaries, operations or assets, except in the ordinary course of business and consistent with past practices; or
(h) any agreement or understanding to do or resulting in any of the foregoing.

Section 3.9 Absence of Litigation. Except as set forth in Schedule 3.9 of the Company Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

Section 3.10      Employee Benefit Plans; Labor Matters.

         (a) Set forth in Schedule 3.10 to the Company Disclosure Schedule is a complete and correct list of all "employee benefit plans" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all plans or policies providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs), and each other bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is or has been established, maintained or contributed to by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability, or
     (b) provides benefits, or describes
     policies or procedures applicable, to any officer, employee, director, former officer, former employee or former director of the Company or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "Employee Plan," and collectively, the "Employee Plans").

         (b) No written or oral representations have been made to any employee or officer or former employee or officer of the Company or its subsidiaries promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code Section 4980B). Except as described in Schedule 3.10(b) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Employee Plans) due to any employee, officer, former employee or former officer of the Company, or its subsidiaries.

         (c) With respect to each Employee Plan, the Company has made available to Buyer true, correct and complete copies of (i) the plan documents and summary plan description; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the annual reports required to be filed for the three most recent plan years of each such Employee Plan; (iv) all related trust agreements, insurance contracts or other funding agreements which implement such Employee Plan; and (v) all other documents, records or other materials related thereto reasonably requested by Buyer.

         (d) The Management Consulting & Research, Inc. Profit Sharing Plan and the ESOP (a) are the only employee pension benefit plans maintained by the Company or any ERISA Affiliate; and (b) meet the qualification requirements of the Code in form and operation, and each such plan, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such plan and the tax-exempt status of such related trust, and nothing has occurred since the date of such determination letter that may adversely affect the qualification of such plan or the tax-exempt status of such related trust. All Employee Plans purporting to qualify for special tax treatment under any provision of the Code, including, without limitation, Code Sections 79, 105, 106, 125, 127, 129, 132, 421 or 501(c)(9) meet the requirement of such sections in form and in operation. All reports, returns or filings required by any Governmental Entity have been timely filed in accordance with all applicable requirements.

         (e) No condition exists that would subject the Company, any ERISA Affiliate or Parent to any excise Tax, penalty tax or fine related to any Employee Plan. No prohibited transactions, as defined by Section 406 of ERISA or Section 4975 of the Code, have occurred with respect to any of the Employee Plans and there is no liability for Taxes with respect to prohibited transactions under Section 4975 of the Code. Neither the Company nor any ERISA Affiliate has engaged in any transaction in connection with which the Company, any ERISA Affiliate or Parent could be subjected to a criminal or civil penalty under ERISA. No condition exists which would constitute grounds for involuntary termination of any of the Employee Plans under Section 4042 of ERISA, and except as set forth on Schedule 3.10 of the Company Disclosure Schedule, there have been no reportable events as defined in Section 4043(b) of ERISA (other than events for which the 30-day notice have been waived by the Pension Benefit Guaranty Corporation), with respect to any Employee Plan that is a pension benefit plan.

         (f) All excess contributions, if any (together with any income allocable thereto), have been distributed (or, if forfeitable, forfeited) before the close of the first two and one half (2 1/2) months of the following plan year for all plan years prior to the plan year ending February 2000; and there is no liability for excise Tax under Section 4979 of the Code with respect to such excess contributions, if any, for any Employee Plan. There is no liability for Taxes with respect to: (i) an accumulated funding deficiency under Section 4971 of the Code; and/or (ii) nondeductible contributions under Section 4972 of the Code.

         (g) No Employee Plan provides for retiree medical or retiree life insurance benefits for former employees of the Company or any ERISA Affiliate and there is no liability for Taxes with respect to disqualified benefits under Section 4976 of the Code. No Employee Plan that is a pension benefit plan has been terminated by the Company or any ERISA Affiliate except as set forth on Schedule 3.10 of the Company Disclosure Schedule; there is no liability for Taxes with respect to a reversion of qualified plan assets under Section 4980 of the Code; and each terminated Employee Plan that is a pension benefit plan has completed final distribution of its assets in accordance with both the terms of the Employee Plan and such termination.

         (h) There have been no failures to comply with the continuation coverage provisions required by Sections 601-608 of ERISA and Section 4980B of the Code under any Employee Plan.

         (i) There are no Employee Plans that are required to comply with the provisions of any foreign law.

         (j) There are no agreements which will or may provide payments which will not be deductible under Code Section 280G.

         (k) There is no Employee Plan that is subject to Part 3 of Title I of ERISA or Title IV of ERISA; each Employee Plan has been operated in all respects in compliance with ERISA, the Code and all other applicable Laws; none of the Employee Plans is a "multiple employer plan" or "multiemployer plan" (as described or defined in ERISA or the Code), nor has the Company or any ERISA Affiliate ever contributed or been required to contribute to any such plan; there are no material unfunded liabilities existing under any Employee Plans, and each Employee Plan could be terminated as of the Closing Date without any material liability to the Parent, the Company or any ERISA Affiliate.

         (l) There are no actions, suits, claims, audits, or investigations pending or, to the knowledge of the Company, threatened against, or with respect to, any of the Employee Plans, any trust which serves as a funding medium for any of the Employee Plans or their respective assets; and all contributions required to be made to the Employee Plans have been made timely.

         (m) All employees of the Company and its subsidiaries are terminable at the will of the Company, and neither the Company, nor any present or former director, or officer, employee or agent of the Company has made any binding commitments of the Company or any of its subsidiaries, written or verbal, to any present or former director, officer, agent or employee concerning his term, condition, benefits or employment other than as set forth in
     Schedule 3.10.

         (n) Neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract. No collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. The Company and its subsidiaries are in compliance in all material respects with all applicable laws respecting employment, employment practices and wages and hours. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries which may interfere with the respective business activities of the Company or any of its subsidiaries. None of the Company, its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or its subsidiaries, and there is no pending or, to the knowledge of the Company, threatened charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable state agency.

         (o) Neither the Company nor any of its subsidiaries is a party to or is bound by any severance agreements, programs, policies, plans or arrangements, whether or not written. Schedule 3.10(o) of the Company Disclosure Schedule sets forth, and the Company has provided to Parent true and correct copies of, (i) all employment agreements with officers or employees of the Company or its subsidiaries; (ii) all agreements with consultants of the Company or its subsidiaries obligating the Company or any subsidiary to make annual cash payments in an amount exceeding $50,000; and (iii) all noncompetition agreements with the Company or its subsidiaries.

         (p) Except as set forth on Schedule 3.10(p) of the Company Disclosure Schedule, since February 28, 1999, there has been no increase in compensation payable or to become payable to any directors, officers or employees of the Company or any of its subsidiaries other than increases in the ordinary course of business after the date hereof with respect to employees who are not officers or directors.

Section 3.11      Taxes.

         (a) Except as set forth on Schedule 3.11(a) to the Company Disclosure Schedule, each of the Company and its subsidiaries has timely filed all the Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and its subsidiaries (whether or not shown on any Tax Return) have been paid. Adequate reserves and accruals have been established by Company and its subsidiaries to provide for the payment of all Taxes which are not yet due and payable with respect to the Company and its subsidiaries for all taxable periods or portions thereof ending on or before the Effective Time. Each of the Company and its subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. No claim has ever been made by an authority in a jurisdiction where any of the Company and its subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (b) All Tax Returns of or with respect to the Company or any of its subsidiaries, with unexpired or extended statutes of limitations, which have not been audited by the applicable governmental authority are set forth in Schedule 3.11(b) to the Company Disclosure Schedule.

         (c) Except as set forth on Schedule 3.11(c) to the Company Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company or any its subsidiaries or any waiver or agreement for any extension of time for the assessment, collection or payment of any Tax of or with respect to the Company or any of its subsidiaries.

         (d) There are no pending audits, actions, proceedings, investigations, disputes or claims with respect to or against the Company or any of its subsidiaries for or with respect to any Taxes, no assessment, deficiency or adjustment has been assessed or proposed, or threatened with respect to any Tax Return of or with respect to the Company or any of its subsidiaries, and there is no reasonable basis on which any claim for Taxes can be asserted against the Company or any of its subsidiaries.

         (e) The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 3.7 of this Agreement are sufficient to cover in all material respects the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company and any of its subsidiaries up to and through the periods covered thereby.

         (f) The Company has previously delivered to Parent true and complete copies of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting the Company or any of its subsidiaries.

         (g) Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of any of the Company or its subsidiaries.

         (h) Neither the Company nor any of its subsidiaries will be required to include any amount in income for any taxable period or portion thereof beginning after the Effective Time as a result of a change in accounting method for any taxable period ending on or before the Effective Time or pursuant to any agreement with any Tax authority with respect to any such taxable period.

         (i) None of the property of the Company or any of its subsidiaries is held in an arrangement for which partnership Tax Returns are being filed, and neither the Company nor any of its subsidiaries owns any interest in any entity the income of which is required to be included in the income of the Company or such subsidiary.

         (j) None of the property of the Company or any of its subsidiaries is subject to a safe-harbor lease (pursuant to Section 168(f) (8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code).

         (k) Neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code.

         (l) Neither the Company nor any subsidiary (i) has ever been a member of an affiliated group of corporations (as defined in Section 1504(a) of the Code) other than the group of which the Company is currently the common parent or (ii) has any liability for the Taxes of any other person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

         (m) Neither the Company nor any subsidiary is or has ever been subject to Taxes in any jurisdiction outside the United States.

         (n) Neither the Company  nor any  subsidiary  has been a United  States real  property  holding  corporation  within the  meaning  of Code  section
     897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii).

Section 3.12 Certain Business Practices. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

Section 3.13 Environmental Matters. Except for matters that would not result, individually or in the aggregate with all other such matters, in liability to the Company or any of its subsidiaries, (i) the properties, operations and activities of the Company and its subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Company and its subsidiaries and the properties and operations of the Company and its subsidiaries are not subject to any existing, pending or, to the knowledge of the Company, threatened action, suit, claim, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by the Company or any of its subsidiaries under any Environmental Law in connection with any aspect of the business of the Company or its subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous or otherwise regulated substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and the Company and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) the Company and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Law, and the Company and its subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements;
(v) to the Company's knowledge, there are no physical or environmental conditions existing on any property of the Company or its subsidiaries or resulting from the Company's or such subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations imposed on the Company or any of its subsidiaries under any Environmental Laws or that would impact the soil, groundwater, surface water or human health; (vi) to the Company's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous or otherwise regulated substances generated by the Company and its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (vii) there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances, or any pollutant or contaminant into the environment by the Company or its subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against the Company or any of its subsidiaries for damages or compensation; and (viii) the Company and its subsidiaries have made available to Parent all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Company or its subsidiaries relating to any of the current or former properties or operations of the Company and its subsidiaries.

         For purposes of this Agreement, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any and all jurisdictions in which the Company and its subsidiaries own property or conduct business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), any state laws implementing the foregoing federal laws, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA and RCRA and shall include petroleum and petroleum products, radon and PCB's, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

Section 3.14 Vote Required. The only vote of the holders of any class or series of the Company capital stock necessary to approve the Merger and adopt this Agreement is the affirmative vote of the holders of two-thirds of the outstanding shares of the Company Common Stock.

Section 3.15 Brokers. Except as set forth in Schedule 3.15 to the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company or any of its subsidiaries in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries.

Section 3.16 Insurance. Schedule 3.16 of the Company Disclosure Schedule sets forth a complete and correct list of all binders or insurance policies in force with respect to Company and its subsidiaries and identifies the insurer, type, the policy number and the period of coverage. Complete and correct copies of all such policies have been provided to Parent. Except as set forth on Schedule 3.16 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has been refused any insurance with respect to its business, operations, properties or any of its assets, nor has coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance, during the last two years.

Section 3.17 Properties. Except as set forth on Schedule 3.17 to the Company Disclosure Schedule and except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after February 28, 1999, the Company and its subsidiaries have good and marketable title, free and clear of all material liens, to all their properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the February 28, 1999 consolidated balance sheet included in the Financial Statements as being owned by the Company and its subsidiaries as of the date thereof or purported to be owned on the date hereof. All buildings, and all fixtures, equipment and other property and assets held under leases by any of the Company or its subsidiaries are held under valid instruments enforceable by the Company or its subsidiaries in accordance with their respective terms. All of the Company's and its subsidiaries' equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

Section 3.18      Certain Material Contracts.

         (a) Schedule 3.18(a) to the Company Disclosure Schedule lists each agreement and arrangement (whether written or oral and including all amendments thereto) to which the Company or any of its subsidiaries is a party or a beneficiary or by which the Company or any of its subsidiaries is bound that is material, directly or indirectly, to the business of the Company and any of its subsidiaries, taken as a whole (collectively, the "Material Contracts"), including without limitation (i) any supply, distribution or other agreements or arrangements pursuant to which the Company or its subsidiaries sell or distribute any products or services and which is not cancelable within 30 days notice without penalty; (ii) any warranty agreements or arrangements under which the Company or any of its subsidiaries has any liability with a value in excess of $50,000; (iii) any capital or operating leases or conditional sales agreements relating to vehicles or equipment with a value in excess of $50,000; (iv) any agreements or arrangements pursuant to which the Company or any of its subsidiaries is entitled or obligated to acquire any assets from a third party in excess of $50,000; (v) insurance policies; (vi) any employment, consulting, noncompetition, separation, collective bargaining, union or labor agreements or arrangements; (vii) any agreement evidencing, securing or otherwise relating to any indebtedness for which the Company or any of its subsidiaries has any liability in excess of $50,000, (viii) any agreement with or for the benefit of any stockholder, director, officer or employee of the Company or any of its subsidiaries, or any affiliate or family member thereof; and (ix) any other agreement or arrangement pursuant to which the Company or any of its subsidiaries could be required to make or be entitled to receive aggregate payments in excess of $50,000 and which is not cancelable within 30 days notice without penalty.

         (b) The Company and its subsidiaries have performed in all material respects all of their obligations under each Material Contract and there exists no material breach or default (or event that with notice or lapse of time would constitute a material breach or default) under any Material Contract.

         (c) On the date hereof and on the Closing Date, each Material Contract will be valid, binding and in full force and effect and enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity. There has been no termination or, to the Company's knowledge, threatened termination or notice of default under any Material Contract. The Company has delivered to Parent a copy of each written Material Contract.

         (d) Except as set forth in Schedule 3.18(d) to the Company Disclosure Schedule, no consent of any person is required in connection with the transactions contemplated by this Agreement in order to preserve the rights of the Company or any of its subsidiaries under or to prevent any disadvantage to the Company or any of its subsidiaries in respect of any Material Contract after the Effective Time. All consents set forth on such
     Schedule 3.18(d) will be obtained prior to the Closing Date.

Section 3.19 Competing Interests. Except as described in Schedule 3.19, none of the Company, any of its subsidiaries, any director or officer of any of the foregoing, or any affiliate of the Major Stockholder owns, directly or indirectly, an interest in any person that is a competitor, customer or supplier of the Company or any of its subsidiaries or that otherwise has business dealings with the Company or any of its subsidiaries that are material to the Company and its subsidiaries taken as a whole, other than the beneficial ownership of not more than five percent (5%) of the voting securities of any such entity that are publicly traded. Except as set forth on Schedule 3.19, none of the Major Stockholder or his affiliates or the directors or officers of the Company or any of its subsidiaries is currently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including without limitation any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such person, or to or from any corporation, partnership, trust or other entity in which any such person owns in excess of five percent (5%) of the outstanding equity interest.

Section 3.20 Intellectual Property Rights. There are no registered patents, trademarks, service marks, trade names or copyrights, or applications for or licenses (to or from the Company or any of its subsidiaries) that (a) are owned by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries has any rights, or (b) are used, whether directly or indirectly, by the Company or any of its subsidiaries. The Company and its subsidiaries have the right to use the trademarks and trade names and any computer software and software licenses, intellectual property, proprietary information, trade secrets, trademarks, trade names, Internet domain name(s), copyrights, material and manufacturing specifications, drawings and designs used by the Company or any of its subsidiaries in the business of the Company or any of its subsidiaries (collectively, "Intellectual Property"), without infringing on or otherwise acting adversely to the rights or claimed rights of any person. Neither the Company nor any of its subsidiaries is obligated to pay any royalty or other consideration to any person in connection with the use of any Intellectual Property. To the Company's knowledge, no other person is infringing on the rights of the Company and its subsidiaries in any of their Intellectual Property. The Company possesses a valid registration for use of the domain name "www.mcri.com" as registered with Network Solutions, Inc.

Section 3.21      ESOP.

         (a) The ESOP is the legal owner and holder of record of the shares of Company Common Stock set forth opposite its name on Exhibit A, free and clear of any pledge, lien, security interest, option, charge, right of first refusal, encumbrance, claim or equity of any kind.

         (b) The consummation by the trustee under the ESOP of the transactions contemplated hereby, do not and will not (i) require an act, the consent or approval of, or advance filing with, any Governmental Entity or other third party, (ii) constitute or result in the breach of any provision of, or constitute a default under the ESOP, any agreement or instrument to which the ESOP is a party or by which any of its assets is subject or bound,
     (iii) violate any Law, regulation, judgment or order binding upon the ESOP, including, without limitation, Section 409(e)(3) of the Code, (iv) constitute or result in a prohibited transaction under the Code or ERISA,
     (v) result in the creation of any security interest, claim, lien, charge or encumbrance upon any of the property or assets of the ESOP or (vi) result in a Tax imposed under Code Section 4978.

Section 3.22      Government Contracts.

         (a) (i) all Federal Government Contracts of the Company or its subsidiaries and all contracts between either the Company or one of its subsidiaries and any state or local government, agency or authority (collectively referred to as "Government Contracts") constitute valid and binding obligations of either the Company or subsidiaries party thereto and, to the knowledge of the Company, the other party or parties thereof, enforceable in accordance with their terms; (ii) either the Company or any of the subsidiaries party thereto is in compliance in all material respects with the terms of each of the Government Contracts (iii) neither the Company, its subsidiaries, nor any other party has terminated, canceled or waived any material term or condition of any Government Contract; and (iv) the cost accounting, estimating, property, and procurement systems relating to the Government Contracts are in compliance in all material respects with applicable laws, regulations, and contract provisions, including applicable cost principles and applicable cost accounting standards.

         (b) None of the Government Contracts has a currently incurred or currently projected cost overrun; and, to the Company's knowledge, there are no material delivery or performance problems or issues on the part of the Company or its subsidiaries with respect to the Government Contracts.

         (c) Except for those liens listed on Schedule 3.22 to the Company Disclosure Schedule, made in accordance with the 31 U.S.C. ss. 3727 (as amended), otherwise known as Assignment of Claims Act, and the 41 U.S.C. ss. 15 (as amended), otherwise known as the Assignment of Contracts Act, neither the Company nor any of its subsidiaries has assigned or otherwise conveyed or transferred, or agreed to assign, convey, or transfer to any person, any right, title or interest in or to any of the Government Contracts, or any account receivable relating thereto, whether as a security interest or otherwise.

         (d) Neither the Company nor any of its subsidiaries has received any notice or other communication in any form from the federal government regarding their actual or threatened disqualification, suspension, or debarment from contracting with the federal government.

         (e) (i) none of the Government Contracts have been terminated for default or convenience; (ii) no show cause or cure notices, as defined by each Government Contract or applicable federal regulations, have been issued, or to the Company's knowledge, proposed or threatened; and (iii) neither the Company nor its subsidiaries have received any notices to cure any defaults of the Government Contracts; (iv) there is no pending or, to the knowledge of the Company, threatened audit, inquiry, or investigation relating to any Government Contract; and (v) neither the Company nor its subsidiaries have received notice of any claims against the Company or its subsidiaries by the Governmental Entity, or any other party to a Government Contract.

         (f) None of the Government Contracts, to the Company's knowledge, are anticipated to be terminated for convenience or discontinued for any reason, including for lack of funding or federal budget constraints.

         (g) All information, data, representations, statements and certificates as submitted or provided to any Governmental Entity relative to the Government Contracts were current, complete and accurate in all material respects as of the date made (including particularly invoices, claims or other requests for payments and any certificate regarding procurement integrity "or certificates of current cost and pricing data"), in each case to the extent of any open statute of limitations.

Section 3.23 Fairness Opinion. The ESOP and its trustees have received a written opinion from DeLisi & Ghee, Inc., an independent financial advisor, to the effect that, as of the date of delivery such opinion, the transactions contemplated by this Agreement are fair, from a financial perspective, to the ESOP participants.

Section 3.24 Fiduciary Duty. In connection with the negotiation and approval of this Agreement and the transactions contemplated hereunder or the calling of the special meeting of the stockholders of the Company, the conduct thereof and the solicitation of proxies with respect thereto, neither the Company nor its directors or Major Stockholder have breached any duty or obligation owing to the stockholders of the Company, including without limitation, any fiduciary duty owed to the stockholders of the Company pursuant to the VSCA.

Section 3.25      Year 2000 Compliance.

         (a) Schedule 3.25 to the Company Disclosure Schedule sets forth the Information Technology (as defined below) which is Year 2000 Compliant (as defined below).

         (b) As used in this Agreement, "Year 2000 Compliant" and "Year 2000 Compliance" mean, with respect to Information Technology, that the Information Technology accurately processes date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, and, to the extent that other hardware, software, firmware, network systems, embedded systems, telecommunications systems and other systems or components is used in combination with the Information Technology, properly exchanges date/time data with it, and the Information Technology has been tested to verify these capabilities.

         (c) As used in this Agreement, "Information Technology" means all software, hardware, firmware, telecommunications systems, network systems, embedded systems, and other systems or components of the Company and its subsidiaries or their respective products that utilize microprocessor technology.

Section 3.26 No Misrepresentation. Without limiting any of the representations and warranties contained herein, no representation or warranty of the Company and no statement by the Company or other information contained in the Company Disclosure Schedule or any document incorporated therein by reference or delivered by the Company to Parent contains, as of the date of such representation, warranty, statement or document, contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE MAJOR STOCKHOLDER

         The Major Stockholder represents and warrants to the Parent Companies, and the Parent Companies in agreeing to consummate the transactions contemplated by this Agreement have relied upon such representations and warranties, that:

Section 4.1 Ownership of Stock. Except as set forth on Schedule 4.1 of the Company Disclosure Schedule, the Major Stockholder is the owner, beneficially and of record, of the shares of Company Common Stock set forth opposite his name on Exhibit A, free and clear of any pledge, lien, security interest, option, charge, right of first refusal, encumbrance, claim or equity of any kind.

Section 4.2 Valid and Binding Agreements. The Major Stockholder has the full right, capacity and power to enter into this Agreement. All necessary action on the part of the Major Stockholder has been taken to authorize the execution and delivery of this Agreement, the performance of his obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been, duly and validly executed and delivered by the Major Stockholder, and constitutes valid and binding obligations, enforceable against such Major Stockholder, in accordance with its terms.

Section 4.3 Consents and Approvals. Except for consents, approvals or authorizations which, if not received, or declarations, filings or registrations which, if not made, would not have a Company Material Adverse Effect or which would not adversely effect the ability of the Major Stockholder to perform his obligations hereunder, no permit, consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity or third party is required to be made or obtained by any such Major Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.4 Investment Representations. The Major Stockholder who will acquire Parent Common Stock as part of the Merger Consideration (i) is an "accredited investor" as defined under the Securities Act, (ii) is acquiring the Parent Common Stock for the Major Stockholder's own account without a view to any distribution thereof in violation of the Securities Act or any applicable state securities Law, (iii) is experienced in evaluating and making investments of this type, and has had access to, and has received, all the information that the Major Stockholder reasonably has required to evaluate this investment, including, but not limited to, the Parent's SEC Filings, and access to the management of Parent and the opportunity to ask questions and to receive answers to such questions, and (iv) is financially able to bear the risks associated with an investment in the Parent Common Stock being acquired hereby.

Section 4.5 No Misrepresentations. The representations, warranties and statements made by the Major Stockholder in or pursuant to this Agreement are true, complete and correct in all material respects. None of such representations, warranties or statements contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.


                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PARENT COMPANIES

         The Parent Companies hereby represent and warrant to the Company, and the Company in agreeing to consummate the transactions contemplated by this Agreement have relied on such representations and warranties, that:

Section 5.1 Organization and Qualification. Each of the Parent Companies is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Parent Material Adverse Effect. The term "Parent
Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, could reasonably be expected to be materially adverse to the business, operations, assets, and prospects, condition (financial or otherwise), or results of operations of Parent and its subsidiaries, taken as a whole.

Section 5.2 Charter and Bylaws. Parent has heretofore furnished to the Company a complete and correct copy of the charter and bylaws, as amended or restated, of each of the Parent Companies. None of the Parent Companies is in violation of any of the provisions of its charter or bylaws.

Section 5.3 Authority. Each of the Parent Companies has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by Parent as the stockholder of Merger Sub). The execution and delivery of this Agreement by each of the Parent Companies and the consummation by each of the Parent Companies of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of the Parent Companies are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by Parent as the stockholder of Merger Sub). This Agreement has been duly executed and delivered by each of the Parent Companies and constitutes the legal, valid and binding obligation of each of the Parent Companies, enforceable against the Parent Companies in accordance with its terms.

Section 5.4       No Conflict; Required Filings and Consent.

         (a) The execution and delivery of this Agreement by each of the Parent Companies does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of Parent or any of Parent's subsidiaries, (ii) conflict with or violate any Laws applicable to Parent or any of Parent's subsidiaries or by which any of their properties is bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of Parent's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of Parent's subsidiaries is a party or by or to which Parent or any of Parent's subsidiaries or any of their respective properties is bound or subject.

         (b) The execution and delivery of this Agreement by each of the Parent Companies does not, and the consummation of the transactions contemplated hereby will not, require any of the Parent Companies to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except for applicable requirements, if any, of the HSR Act and the Securities and Exchange Commission and the New York and Pacific Stock Exchanges and the filing and recordation of appropriate merger documents as required by VSCA.

Section 5.5 Litigation. There are no lawsuits, actions, claims or administrative proceedings pending or, to the knowledge of Merger Sub or Parent, threatened, against Parent or any of its subsidiaries that would have a material adverse effect in the condition (financial or otherwise), results of operations, business, assets or liabilities of Parent and its subsidiaries taken as a whole.

Section 5.6 SEC Filings. The Parent Companies have delivered to the Company for delivery to its stockholders true and complete copies of the following documents, in each case as filed with the Securities and Exchange Commission:
Parent's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, Amendment No. 1 to Form 10-K/A with respect thereto, Parent's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, and December 31, 1998, and March 31, 1999, Parent's Annual Report to Stockholders, Parent's Proxy Statement for its annual stockholders' meeting held on November 5, 1998, and Parent's Current Report on Form 8-K, dated July 1, 1998 (collectively, the "SEC Filings"). The SEC Filings (i) do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any statement contained therein, under the circumstances in which it is made, not misleading and (ii) were prepared in all material respects in accordance with the requirements of applicable law.

Section 5.7 Absence of Material Adverse Change. Since the date of the latest SEC Filing, there has not been any material adverse change in the condition (financial or otherwise), results of operations, business, assets or liabilities of Merger Sub or Parent.

Section 5.8 Parent Shares. When issued and delivered at the Closing in accordance with this Agreement, the shares of Parent Common Stock will be duly authorized, validly issued, fully paid and nonassessable, free of any preemptive or other similar rights of any Person. The Parent Shares have not been registered pursuant to the Securities Act, or under any applicable state securities Laws.

Section 5.9 No Misrepresentations. The representations, warranties and statements made by Merger Sub and Parent in or pursuant to this Agreement are true, complete and correct in all material respects. None of such representations, warranties or statements contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.


                                   ARTICLE VI

                                    COVENANTS

Section 6.1 Certain Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will and will cause its subsidiaries to:

         (a) comply in all material respects with all Laws applicable to its business and notify Parent of any legal, administrative or other proceedings, investigations, inquiries, complaints, notices of violations or other asserted claims, judgments, injunctions or restrictions, pending, outstanding or to the Company's knowledge, threatened or contemplated, which could have a Company Material Adverse Effect;

         (b) operate its business in the usual and ordinary course consistent with past practices;

         (c) use all reasonable efforts to preserve its business organization, maintain its material rights and franchises, retain the services of its respective officers and employees and maintain its relationships with its customers and suppliers;

         (d) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

         (e) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

Section 6.2 Certain Negative Covenants of the Company. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Parent, from the date of this Agreement until the Effective Time, the Company will not do, and will not permit any of its subsidiaries to do, any of the foregoing:

         (a) (i) increase the compensation payable to or to become payable to any director or executive officer, unless such increase results from the operation of compensation arrangements in effect prior to the date hereof;
     (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its subsidiaries as in effect on the date of this Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt or enter into any employee benefit plan or arrangement; or
     (iv) except as may be required by applicable Law, amend in any material respect, or take any other actions with respect to, any of the Employee Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10 of this Agreement;

         (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

         (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding Company

     Stock Options in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

         (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares; (ii) amend or otherwise modify the terms of any such rights or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) take any action to accelerate the exercisability of Company Stock Options;

         (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

         (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions of inventories and of assets in the ordinary course of business and consistent with past practice;

         (g) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company's subsidiaries to take any such action, and the Company shall promptly notify Parent of all relevant terms of any such inquiries and proposals received by the Company or any of its subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to Parent a copy of such inquiry or proposal; provided, however, that nothing contained in this subsection (g) shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal, which proposal is at a materially higher value and not subject to a financing condition, by such person or entity to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of the Company or any of its subsidiaries, if, and only to the extent that (A) the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable Law and
     (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity the Company (x) provides five days prior written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) enters into with such person or entity a confidentiality arrangement in reasonably customary form on terms not more favorable to such person or entity than the terms contained in the Bilateral Non-Disclosure Agreement, dated March 29, 1999, and that certain letter, dated May 25, 1999, each between Parent and Company (collectively, the "Confidentiality Arrangement"); (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction; or (iii) failing to make or withdrawing or modifying its recommendation referred to in and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its subsidiaries, taken as a whole; (iii) any person having acquired beneficial ownership of, or any group (as such term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of the Company; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing;

         (h) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to a Competing Transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement;

         (i) adopt or propose to adopt any amendments to its charter or bylaws;

         (j) (A) change any of its methods of accounting in effect at February 28, 1999, or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending February 28, 1999, except, in each case, as may be required by Law or GAAP;

         (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and in no event in excess of $50,000 in the aggregate;

         (l) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) which provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements or contracts existing on the date hereof;

         (m) agree in writing or otherwise to do any of the foregoing.

Section 6.3       Additional Covenants.

         (a) The Company and Parent shall each use, and shall cause each of their respective subsidiaries to use, all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the HSR Act and any other applicable Law; provided that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. Parent and the Company shall request early termination of the waiting period with respect to the Merger under the HSR Act.

         (b) Parent and the Company agree to cooperate with respect to, and shall cause each of their respective subsidiaries to cooperate with respect to, and agree to use all reasonable efforts vigorously to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action.

         (c) (i) Each of the Company and Parent shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use all reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated by this

     Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Company Material Adverse Effect from occurring prior to the Effective Time or a Parent Material Adverse Effect from occurring after the Effective Time.


             (ii) In the event that any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Parent, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         (d) In order to consummate the Merger, the Company's Board of Directors shall duly call and hold a meeting of its stockholders on or prior to September 7, 1999, for purposes of authorizing the Merger and, relevant to such meeting, recommend that the stockholders vote to approve the Merger. In connection with such meeting, the Company shall prepare and send notice of such meeting in accordance with the requirements of the VSCA on or prior to August 10, 1999. The Company shall cause the ESOP trustees to provide to the ESOP participants notice of the meeting of the Company's stockholders and a means of providing confidential directions to the ESOP trustees as to the manner in which the shares of Company Common Stock held by the ESOP are to be voted at such meeting in accordance with the requirements of the ESOP plan document, ERISA and the Code. All information provided to the Company's stockholders and the ESOP participants shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

         (e) Parent shall take actions necessary to cause the Merger Sub to approve the Merger.

         (f) Major Stockholder shall, in his capacity as a stockholder of the Company, vote to approve the Merger and the other transactions contemplated hereby.

         (g) All agreements, whether written or oral, direct or indirect, between the Company or its subsidiaries on the one hand and the Major Stockholder or his affiliates on the other hand shall be terminated without liability to the Company or such subsidiary, at or prior to the Effective Time. At or prior to the Closing, Gerald R. McNichols shall have purchased the Company's interest in the split dollar life insurance arrangement insuring his life in exchange for the value of such interest as reflected in the accounts of the Company.

         (h) At or prior to the Closing, the Major Stockholder shall repay all indebtedness owing to the Company or any of its subsidiaries, including any outstanding principal and interest, for borrowed money, advances or other amounts paid to such Major Stockholder or their affiliates.

         (i) Prior to the Effective Time, the Committee under the Company's Omnibus Stock Plan shall take all actions required under such Omnibus Stock Plan to provide for the cancellation and surrender or the conversion and continuance, as the case may be, of all outstanding Company Stock Options in accordance with Article II of this Agreement.

         (j) The Major Stockholder and the Company shall use their respective best efforts to cause all indebtedness owing to the Company or any of its subsidiaries by any stockholder, director or officer of the Company or any Subsidiary or by any of their respective affiliates, to be repaid at or prior to the Closing except as otherwise provided in the Employment Agreements set forth in Exhibit H.

         (k) All of the agreements listed or described on Exhibit J to this Agreement shall be terminated without liability to the Company or such subsidiary, at or prior to the Effective Time.

Section 6.4       Access and Information.

         (a) The Company shall, and shall cause its subsidiaries to (i) afford to Parent and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Parent Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof; (ii) furnish promptly to Parent and the Parent Representatives such information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Parent; and (iii) afford to Parent and the Parent Representatives access to the Company's customers (accompanied, at the Company's discretion, by the Company).

         (b) Parent shall, and shall cause its subsidiaries to (i) afford to the Company and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the " Company Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of Parent and its subsidiaries and to the books and records thereof and (ii) furnish promptly to the Company and the Company Representatives such information concerning the business, properties, contracts, records and personnel of Parent and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by the Company.

         (c) Notwithstanding the foregoing provisions of this Section 6.4, no party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by Law. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are herein contained and each such representation and warranty shall survive such investigation.

         (d) The information  received  pursuant to Section 6.4(a) and (b) shall
     be  deemed  to  be   "proprietary   information"   for   purposes   of  the
     Confidentiality Arrangement.

Section 6.5 Public Announcements. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation unless required by Law or, in the case of Parent, by rules and regulations of the New York Stock Exchange. The press release announcing the execution and delivery of this Agreement shall be a joint press release of Parent and the Company.


                                   ARTICLE VII

                               CLOSING CONDITIONS

Section 7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the parties hereto, in whole or in part, to the extent permitted by applicable law:

         (a) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and no such Governmental Entity shall have initiated or threatened to initiate any proceeding seeking any of the foregoing.

         (b) HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

         (c) Fairness Opinion. The ESOP trustee shall have received a fairness opinion for the benefit of the ESOP participants from an independent financial advisor which shall not have been rescinded, withdrawn or revoked.

         (d) Stockholder Approval. The Merger shall have been approved by the requisite vote of the stockholders of the Company.

Section 7.2 Additional Conditions to Obligations of the Parent Companies. The obligations of the Parent Companies to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Parent, in whole or in part:

         (a) Representations and Warranties. Each of the representations and warranties of the Company and the Major Stockholder contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). The Parent Companies shall have received a certificate of the President and Chief Executive Officer of the Company, and a certificate of the Major Stockholder, each dated the Closing Date, to such effect.

         (b) Agreements and Covenants. The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Parent Companies shall have received a certificate of the President and Chief Executive Officer of the Company, dated the Closing Date, to that effect.

         (c) Material Adverse Change. Since February 28, 1999, there shall have been no change, occurrence or circumstance in the business, financial condition or results of operations of the Company or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or operations of the Company and its subsidiaries, taken as a whole. The Parent Companies shall have received a certificate of the President and Chief Executive Officer of the Company, dated the Closing Date, to such effect.

         (d) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of Parent, to the continuing operation of the business of the Company, which imposes any condition or restriction upon the Parent Companies or the business or operations of the Company which, in the reasonable business judgment of Parent, would be materially burdensome in the context of the transactions contemplated by this Agreement.

         (e) Intentionally Omitted.

         (f) Corporate Proceedings. All corporate and other proceedings to be taken and all consents to be obtained by the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent and its counsel, each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

         (g) Opinion of Company Counsel. Counsel to the Company shall have given legal opinions substantially to the effect as set out in Exhibit E to this Agreement.

         (h) Options. The Committee under the Company's Omnibus Stock Plan shall have taken all action required under such Omnibus Stock Plan to provide for the cancellation and surrender, or conversion and continuance, as the case may be, of all outstanding Company Stock Options in accordance with Article II of this Agreement.

         (i) Employment Agreements. The Parent Companies and/or the Surviving Corporation shall have entered into employment agreements substantially in the form of Exhibit H with those key employees of the Company designated by Parent in writing on or prior to the date hereof, which employment agreements shall be in full force and effect.

         (j) Noncompetition Agreement. Gerald R. McNichols shall have entered into a noncompetition agreement substantially in the form attached hereto as Exhibit C to this Agreement.

         (k) Indemnification Agreement. Each of the Major Stockholder, the Parent Companies and the Company shall have executed and delivered the Indemnification Agreement substantially in the form of Exhibit I to this Agreement.

         (l) Dissenter's Rights. Holders of more than five percent (5%) of the Company Common Stock shall not have given written notice of intent to demand payment for Company Common Stock under Article 15 of the VSCA.

         (m) Releases of Liens. The Company shall have obtained releases of all liens and encumbrances of record on the assets of the Company and its subsidiaries other than the liens and encumbrances expressly approved in writing by Parent.

         (n) Subsidiaries. The Company shall have acquired all of the outstanding equity securities of its subsidiaries and shall own, beneficially and of record, all of the equity interests in its subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, changes or other encumbrances of any nature whatsoever.

Section 7.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the Company, in whole or in part:

         (a) Representations and Warranties. Each of the representations and warranties of the Parent Companies contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). The Company shall have received a certificate of the President or the Chief Financial Officer of the Parent, dated the Closing Date, to such effect.

         (b) Agreements and Covenants. The Parent Companies shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Company shall have received a certificate of the President or the Chief Financial Officer of the Parent, dated the Closing Date, to that effect.

         (c) Material Adverse Change. Since March 31, 1999, there shall have been no change, occurrence or circumstance in the business, financial condition or results of operations of Parent or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business, or operations of Parent and its subsidiaries, taken as a whole. The Company shall have received a certificate of the President or the Chief Financial Officer of each of the Parent Companies, dated the Closing Date, to such effect.

         (d) Absence of Regulatory Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of the Company, to the continuing operation of the current or future business of Parent, which imposes any condition or restriction upon Parent or the business or operations of Parent which, in the reasonable business judgment of the Company, would be materially burdensome in the context of the transactions contemplated by this Agreement.

         (e) Corporate Proceedings. All corporate and other proceedings to be taken and all consents to be obtained by the Parent Companies in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, each of whom shall have received all such originals or certified or other copies of such documents as either may reasonably request.

         (f) Opinion of Parent Counsel. Counsel to the Parent Companies shall have given a legal opinion substantially to the effect set out in Exhibit G to this Agreement.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

         (a) by mutual consent of Parent and the Company;

         (b) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) of this Agreement, as the case may be, would be incapable of being satisfied by September 16, 1999; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(b);

         (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Parent Companies set forth in this Agreement, or if any representation or warranty of the Parent Companies shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) of this Agreement, as the case may be, would be incapable of being satisfied by September 16, 1999; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(c);

         (d) by either Parent or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order to terminate this Agreement has not complied with its obligations under Section 6.3(b) of this Agreement;

         (e) by either Parent or the Company, if the Merger shall not have been consummated before September 16, 1999;

         (f) by Parent, if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do any of the foregoing;
     (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Competing Transaction or shall have resolved to do so; or (iii) any person (other than Parent or an affiliate thereof) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of the Company; or

         (g) by the Company, if the Board of Directors of the Company recommends to the Company's stockholders approval or acceptance of a Competing Transaction, in each case only if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

The right of any party  hereto to  terminate  this  Agreement  pursuant  to this
Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

Section 8.2 Effect of Termination.  Except as provided in Section 8.5 or Section
9.1 of this Agreement, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of the Parent Companies, the Company or the Major Stockholder to the others, and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party of any liability for (i) any breach of such party's covenants or agreements contained in this Agreement, or (ii) any willful breach of such party's representations or warranties contained in this Agreement.

Section 8.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment, which under applicable Law may not be made without the approval of the stockholders of the Company, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 8.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 8.4, the Parent Companies as a group shall be deemed to be one party.

Section 8.5       Fees, Expenses and Other Payments.

         (a) Except as otherwise provided in this Section 8.5, the Parent Companies, the Company and the Securityholders (including all of holders of the Company Common Stock and all holders of Company Stock Options outstanding immediately prior to the Effective Time, the "Securityholders") will each bear their own respective costs and expenses in connection with the proposed Merger and related transactions. The Company and Major Stockholder shall cause the Securityholders to bear any costs, expenses or fees payable to any financial advisors, attorneys, accountants or other representatives retained by the Securityholders or the Company with regard to the Merger and related transactions contemplated herein in excess of $450,000 in the aggregate. In no event shall the Parent Companies make or assume any payments in connection with any fairness opinion obtained by, or for the benefit of, the Company, the ESOP or any Securityholders. The Parent Companies shall bear any costs, expenses or fees payable to any financial advisors, attorneys, accountants or other representatives retained by the Parent Companies with regard to the Merger and related transactions contemplated herein. The Parent Companies will pay the filing fees and fees of legal counsel applicable to all filings required under the HSR Act in connection with the Merger and the other transactions contemplated by this Agreement.

         (b) The Company agrees that if this Agreement is terminated pursuant to:

             (i) Section 8.1(b) and (x) such termination is the result of a willful breach of any representation, warranty, covenant or agreement of the Company contained herein and (y) the Company shall have had contacts or entered into negotiations relating to a Competing Transaction, in any such case at any time within the period commencing on the date of this Agreement through the date of termination of this Agreement; or

             (ii) Section 8.1(e) because this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders Meeting and at the time of such meeting there shall exist a Competing Transaction; or

             (iii) Sections 8.1(f)(ii); or

             (iv) Section 8.1(g);

     then the Company shall pay to Parent an amount equal to $1,000,000, which amount is inclusive of all of Parent's expenses.

         (c) Any payment required to be made pursuant to Section 8.5(b) of this Agreement shall be made as promptly as practicable but not later than three business days after termination of this Agreement, and shall be made by wire transfer of immediately available funds to an account designated by Parent.


                                   ARTICLE IX

                               GENERAL PROVISIONS

Section 9.1       Effectiveness of Representations, Warranties and Agreements.

         (a) Except as set forth in Section 9.1(b) of this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except for the obligations of the Surviving Corporation and Parent pursuant to Article II and the representations and warranties of the Major Stockholder pursuant to Article IV, which shall survive the Merger and the Closing, and except to the extent continued for purposes of the Indemnification Agreement. Nothing herein shall be construed to cause the Confidentiality Arrangement to terminate upon the termination of this Agreement pursuant to Article VIII.

Section 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail
(postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

         (a) If to any of the Parent Companies, to:

                           GRC International, Inc.
                           1900 Gallows Road
                           Vienna, Virginia  22182
                           Attn: Thomas E. McCabe, Senior Vice President, Director of Corporate Development and General Counsel Facsimile No.: (703) 448-6890

         with a copy to:

                           Dickstein Shapiro Morin & Oshinsky LLP
                           2101 L Street, N.W.
                           Washington, DC  20037
                           Attn:  Kenneth R. Morrow, Esq.
                           Facsimile No.:  (202) 887-0689

         (b) If to the Company, to:

                           Management Consulting & Research, Inc.
                           2000 Corporate Ridge #400
                           McLean, Virginia  22102
                           Attn: Gerald R. McNichols, President and Chief Executive Officer
                           Facsimile No.:  (703) 506-8601

         with a copy to:

                           Jaeger & Teras, L.L.P.
                           1090 Vermont Avenue, N.W.
                           Suite 350
                           Washington, DC  20005
                           Attn:  Philip W. Jaeger, Esq.
                           Facsimile No.:  (202) 842-0748

         (c) If to the Major Stockholder, to:

                           Gerald R. McNichols
                           23349 Parsons Road
                           Middleburg, VA  20117
                           Facsimile No.:  (540) 687-4164

         with a copy to:

                           Jaeger & Teras, L.L.P.
                           1090 Vermont Avenue, N.W.
                           Suite 350
                           Washington, DC  20005
                           Attn:  Philip W. Jaeger, Esq.
                           Facsimile No.:  (202) 842-0748

Section 9.3 Certain Definitions. For the purposes of this Agreement, the term:

         (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

         (b) "Agreement" has the meaning set out in the first paragraph of this Agreement;

         (c) a person shall be deemed a "beneficial owner" of or to have "beneficial ownership" of the Company Common Stock or Parent Common Stock, as the case may be, in accordance with the interpretation of the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof; provided that a person shall be deemed to be the beneficial owner of, and to have beneficial ownership of, the Company Common Stock or Parent Common Stock, as the case may be, that such person or any affiliate of such person has the right to acquire (whether such right is

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

     exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

         (d) "business day" means any day other than a day on which banks in the Commonwealth of Virginia are authorized or obligated to be closed;

         (e) "CERCLA" has the meaning set out in Section 3.13;

         (f) "Closing" has the meaning set out in Section 1.2;

         (g) "Closing Date" has the meaning set out in Section 1.2;

         (h) "Code" means the Internal Revenue Code of 1986, as amended;

         (i) "Company" has the meaning set out in the first paragraph of this Agreement;

         (j) "Company Common Stock" has the meaning set out in the first recital to the Agreement;

         (k) "Company  Disclosure  Schedule"  has the meaning set out in Section
     3.1;

         (l)  "Company  Material  Adverse  Effect"  has the  meaning  set out in
     Section 3.1;

         (m) "Company Permits" has the meaning set out in Section 3.6;

         (n)  "Company  Representatives"  has the  meaning  set  out in  Section
     6.4(b);

         (o)  "Company  Stock  Option(s)"  has the  meaning  set out in  Section
     3.3(a);

         (p) "Competing Transaction" has the meaning set out in Section 6.2(g);

         (q) "Confidentiality Arrangement" has the meaning set forth in Section 6.2(g);

         (r) "control" (including the terms "controlled," "controlled by," and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

         (s) "Converted Shares" means shares of Company Common Stock issued and outstanding immediately prior to the Effective Time as converted into the right to receive Merger Consideration pursuant to Section 2.1(a) at the Effective Time and excluding any shares of Company Common Stock described in Section 2.1(b);

         (t) "Dissenting Stock" has the meaning set out in Section 2.3;

         (u) "Effective Time" has the meaning set out in Section 1.2;

         (v) "Employee Plan(s)" has the meaning set out in Section 3.10(a);

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

         (w) "Environmental Law(s)" has the meaning set out in Section 3.13;

         (x) "ERISA" has the meaning set out in Section 3.10(a);

         (y) "ERISA Affiliate" means the Company and each corporation, partnership, or other trade or business, whether or not incorporated, which is or has been treated as a single employer or controlled group member with the Company pursuant to Code Section 414 or ERISA Section 4001;

         (z) "ESOP" means the Management Consulting & Research, Inc. Employee Stock Ownership Plan dated March 1, 1995;

         (aa) "Exchange Act" means the Securities Exchange Act of 1993, as amended;

         (bb) "Federal Government Contract" is to be given its customary use within the industry. It is further defined to include any contractual arrangement (implied or express) with any agency, department, or branch of the United States Government that is subject to the laws and regulations of the United States of America, regardless of whether the Company is in privity of contract with the United States or is operating through a subcontract, partnership, teaming arrangement, affiliate, or other indirect arrangement;

         (cc) "Financial Statements" has the meaning set out in Section 3.7(a);

         (dd)  "GAAP"  means  United  States   generally   accepted   accounting
     principles;

         (ee)  "Government  Contract(s)"  has the  meaning  set  out in  Section
     3.22(a);

         (ff) "Governmental Entities" has the meaning set out in Section 3.5(b);

         (gg) "HSR Act" has the meaning set out in Section 3.5(b);

         (hh) "Indemnification Agreement" means the indemnification agreement to be entered into on the Closing Date by and among Parent, Surviving Corporation and the Securityholders in substantially the form of Exhibit I;

         (ii)  "Information  Technology"  has the  meaning  set  out in  Section
     3.25(c);

         (jj) "Intellectual Property" has the meaning set out in Section 3.20;

         (kk) "knowledge" or "known" means with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter after due investigation thereof;

         (ll) "Latest Balance Sheet" has the meaning set out in Section 3.7(a);

         (mm) "Latest Balance Sheet Date" has the meaning set out in Section 3.7(a);

         (nn) "Law(s)" has the meaning set out in Section 3.5(a);

         (oo) "Liabilities" has the meaning set out in Section 3.7(b);

         (pp) "Material Contract" has the meaning set out in Section 3.18(a);

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

         (qq) "Merger Consideration" has the meaning set out in the first recital to this Agreement;

         (rr) "Merger Sub" has the meaning as set out in the first paragraph of this Agreement;

         (ss) "OPA" has the meaning set out in Section 3.13;

         (tt) "Option Cancellation Agreement" means an agreement in form and substance satisfactory to the Company and Parent and executed by the holder of a Company Stock Option, pursuant to which agreement the Company Stock Option will be cancelled and surrendered in exchange for a right to receive cash consideration as provided in Section 2.1(a)(iii);

         (uu) "Order" has the meaning set out in Section 6.3(b);

         (vv) "Parent" has the meaning set out in the first paragraph of this Agreement;

         (ww) "Parent Common Stock" means the Common Stock, par value $0.10 per share, of Parent;

         (xx) "Parent Companies" has the meaning set out in the first paragraph of this Agreement;

         (yy)  "Parent  Material  Adverse  Effect"  has the  meaning  set out in
     Section 5.1;

         (zz)  "Parent  Representatives"  has the  meaning  set  out in  Section
     6.4(a);

         (aaa) "Per Share Amount" means an amount in dollars equal to (i) the sum of (A) $27,100,000 and (B) the aggregate exercise price of all of the Company Stock Options outstanding and unexercised at the Effective Time, the exercise price of which is equal to or greater than the Per Share Amount, divided by (ii) the sum of (X) the total number of shares of Company Common Stock issued and outstanding at the Effective Time and (Y) the total number of shares of Company Common Stock covered by all of the Company Stock Options which are outstanding immediately prior to the Effective Time;

         (bbb)   "person"  means  an   individual,   corporation,   partnership,
     association, trust, unincorporated organization, other entity or group (as used in Section l3(d) of the Exchange Act);

         (ccc) "RCRA" has the meaning set out in Section 3.13;

         (ddd) "SEC Filings" has the meaning set out in Section 5.6;

         (eee) "Securities Act" means the Securities Act of 1933, as amended;

         (fff) "Securityholder(s)" has the meaning set out in Section 8.5(a);

         (ggg)  "subsidiary"  or  "subsidiaries"  of the  Company,  Parent,  the
     Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

         (hhh) "Surviving Corporation" has the meaning set out in Section 1.1;

         (iii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (x) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (y) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (z) interest, penalties and additions to tax imposed with respect thereto;

         (jjj) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

         (kkk) "VSCA" has the meaning set out in the first recital to this Agreement; and

         (lll) "Year 2000 Compliant" and "Year 2000 Compliance" have the meanings set out in Section 3.25(b).

Section 9.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

Section 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 9.6 Entire Agreement. This Agreement (together with the Exhibits and the Company Disclosure Schedule) and the Confidentiality Arrangement constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof. The Company agrees that nothing contained in this Agreement or the transactions contemplated hereby shall be deemed to violate the Confidentiality Arrangement and that such agreements and proxies have been entered into or granted with the prior written consent of the Company.

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

Section 9.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Merger Sub may assign its obligations to another affiliate.

Section 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.9 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

Section 9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

Section 9.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

Section 9.12 Settlement of Disputes.  Any and all  controversies,  disputes,  or claims arising out of or relating to this Agreement, or any part hereof, including, without limitation, the meaning, applicability, or scope of this
Section 9.12 and the performance, breach, interpretation, meaning, construction, or enforceability of this Agreement, or any portion hereof, and all claims for rescission or fraud in the inducement of this Agreement, shall, at the request of any party, be settled or resolved by binding arbitration pursuant to the commercial rules and regulations of the American Arbitration Association (the "AAA") for the resolution of commercial disputes. Any party requesting arbitration under this Agreement shall make a demand on the other parties by registered or certified mail with a copy to the AAA. The parties consent and agree to have any such arbitration proceedings heard in Vienna, Virginia. The arbitration shall take place regardless of whether any party to the dispute or controversy fails or refuses to participate. The arbitrators shall apply
Virginia substantive law and federal substantive law where state law is preempted. The arbitrators shall have the power to grant all legal and equitable remedies, including without limitation, the remedy of specific performance, and award compensatory damages provided by Virginia law. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based. Judgement upon any award may be entered in any court having jurisdiction thereof.

Section  9.13   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be

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

deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.14 Irrevocable Proxy. Upon execution of this Agreement, the Major Stockholder shall execute and deliver, and the Company shall cause each of the directors and executive officers of the Company to execute and deliver an irrevocable proxy in favor of Parent with respect to all of the voting stock of the Company held by such persons, in substantially the form attached as Exhibit D to this Agreement.

          [The balance of this page has been intentionally left blank.]

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

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                               GRC INTERNATIONAL, INC.


                                    /s/ Thomas E. McCabe
                               By:  --------------------------------------------
                                    Thomas E. McCabe
                                    Senior Vice President, Director of Corporate
                                    Development and General Counsel



                               MAC MERGER CORPORATION


                                  /s/ Thomas E. McCabe
                              By: ----------------------------------------------
                                  Thomas E. McCabe
                                  Senior Vice President, Director of Corporate
                                  Development and General Counsel



                               MANAGEMENT CONSULTING & RESEARCH, INC.


                                  /s/ Gerald R. McNichols
                              By: ----------------------------------------------
                                  Gerald R. McNichols
                                  President and Chief Executive Officer



                               MAJOR STOCKHOLDER:


                               /s/ Gerald R. McNichols
                               -------------------------------------------------
                               Gerald R. McNichols



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